PRESS RELEASE

   DOLLAR TREE REPORTS SECOND QUARTER EARNINGS OF $0.22 PER SHARE, EXCLUDING
                   MERGER-RELATED CHARGES OF $0.01 PER SHARE


         CHESAPEAKE, Va.--July 21, 1999--Dollar Tree Stores, Inc.(Nasdaq: DLTR), the nation's leading $1.00 price point retailer, reported that pro forma combined earnings per share, excluding merger-related costs, increased to $0.22 for the second quarter of 1999, compared to $0.17 for the second quarter of 1998.

         These results represent the first reporting of the combined operations of Dollar Tree and the operator of 24 ONLY $ONE stores. The merger of the two companies, which was completed on June 30, 1999, was accounted for as a pooling-of-interests. Net of merger-related costs, earnings per share were $0.21 for the second quarter of 1999.

         On a combined basis, sales for the quarter increased to $253.2 million, $48.0 million over sales for the second quarter of 1998, primarily due to new store openings. Sales in comparable stores increased 1.8%, as previously reported, despite the shift in timing of the Easter selling season.

         For the second quarter of 1999, gross margin, excluding merger-related costs, increased to 37.0% of net sales, compared to 36.1% for the prior year period. Improvements in distribution costs, resulting from efficiencies at the new distribution centers, and reductions in shrink and markdowns more than offset a slight increase in merchandise costs, including freight charges.

         For the first half of 1999, net sales, pro forma earnings and pro forma earnings per share, excluding merger-related items, were $480.3 million, $26.1 million and $0.38, respectively, compared to net sales, pro forma earnings, and pro forma earnings per share for the first half of 1998 of $385.8 million, $19.4 million and $0.29, respectively.

         "Dollar Tree's growth plans are well on track," commented Macon Brock, President and CEO. "Our stores are performing well, both new and comparable stores, and our merchandise offerings continue to exceed customers' expectations. The addition of the ONLY $ONE stores in New York state blends well with our larger store format, giving us an Eastern platform to complement our West Coast stores. We look forward to continued growth opportunities."

         Dollar Tree Stores, Inc. is the nation's leading $1.00 discount variety retailer. Stores offer a wide assortment of quality everyday general merchandise, in many traditional variety store categories, at the $1.00 price point. As of June 30, 1999, Dollar Tree operates 1,291 stores in 32 states, having opened 111 net stores during the first half of 1999 and adding 24 ONLY $ONE stores due to a merger completed in June 1999.


     CONTACT:     Dollar Tree Stores, Inc., Chesapeake
                  Eric Coble or Erica Robb, 757/321-5000
                  http://www.DollarTree.com


                            DOLLAR TREE STORES, INC.
                                    ONLY $ONE
                               Comparative Detail
                For the Three Months and Six Months Ended June 30
                      (in thousands, except per share data)
                                   (Unaudited)

                                                               NET       DILUTED
                                                SALES        INCOME        EPS
SECOND QUARTER 1999:

     Dollar Tree Stores                       $246,279       $14,593      $0.22
     ONLY $ONE*                               $  6,937       $   432        N/A
                                              --------       -------      -----

     Combined (excluding
        merger-related items)*                $253,216       $15,025      $0.22
                                              --------       -------      -----

     Merger-related items (net of tax)             N/A      ($   792)    ($0.01)
                                              --------       -------      -----

     Net combined companies*                  $253,216       $14,233      $0.21
                                              ========       =======      =====



YEAR-TO-DATE 1999:

     Dollar Tree Stores                       $467,481       $25,311      $0.38
     ONLY $ONE*                               $ 12,778       $   807        N/A
                                              --------       -------      -----

     Combined (excluding
        merger-related items)*                $480,259       $26,118      $0.38
                                              --------       -------      -----

     Merger-related items (net of tax)             N/A      ($   792)    ($0.01)
                                              --------       -------      -----

     Net combined companies*                  $480,259       $25,326      $0.37
                                              ========       =======     =====




* Net Income and Diluted EPS include a pro forma adjustment for C-corporation income taxes relating to ONLY $ONE of $271 for the second quarter 1999 and $505 for year-to-date 1999.





                            DOLLAR TREE STORES, INC.
             COMBINED COMPANIES, AFTER GIVING EFFECT TO THE POOLING
                    Condensed Consolidated Income Statements
                For the Three Months and Six Months Ended June 30
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                   Second Quarter               Year-to-Date
                                  1999        1998            1999        1998

Net sales                      $253,216    $205,209        $480,259    $385,808

Cost of sales                   159,525     131,130         305,703     247,740
Merger costs                        443         --              443         --

Gross profit                     93,248      74,079         174,113     138,068
                                  36.8%       36.1%           36.3%       35.8%

SGA expenses                     61,710      49,463         117,835      95,460
                                  24.4%       24.1%           24.5%       24.7%

Merger expenses                     607         --              607         --
Depr./amort.                      6,881       4,889          13,101       9,303

Interest expense                    670       1,051           1,152       1,759

Earnings before
  income taxes                   23,380      18,676          41,418      31,546
                                   9.2%        9.1%            8.6%        8.2%
Income tax expense*               9,147       7,169          16,092      12,155

Net earnings*                   $14,233     $11,507         $25,326     $19,391
                                   5.6%        5.6%            5.3%        5.0%

Pro forma earnings per share*:

Basic                           $  0.23     $  0.19         $  0.41     $  0.32
Weighted average
  number of shares               61,815      61,182          61,679      61,051

Diluted                         $  0.21     $  0.17         $  0.37     $  0.29
Weighted average
  number of shares               68,035      67,644          67,972      67,482

* Amounts include a pro forma adjustment for C-corporation income taxes relating to ONLY $ONE of $271 and $299 for the second quarters of 1999 and 1998, respectively, and $505 and $395 for year-to-date 1999 and 1998, respectively.


                            DOLLAR TREE STORES, INC.
             COMBINED COMPANIES, AFTER GIVING EFFECT TO THE POOLING
                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                   (Unaudited)

                                     June 30,        Dec. 31,        June 30,
                                       1999            1998            1998

Cash and cash equivalents             $ 36,502       $ 74,644        $  8,932
Merchandise inventories                187,247        142,706         179,237
Other current assets                    15,271         14,160          12,317
                                        ------         ------          ------

Total current assets                   239,020        231,510         200,486
                                       -------        -------         -------

Property and equipment, net            134,195        122,503          98,459
Goodwill, net                           41,587         42,551          43,514
Other assets, net                        8,269          8,623           4,812
                                         -----          -----           -----

Total assets                          $423,071       $405,187        $347,271
                                      ========       ========        ========

Current portion
 of long-term debt                    $ 25,000       $ 16,500        $ 20,964
Accounts payable                        60,322         53,030          53,739
Income taxes payable                     4,936         21,353           2,284
Other current liabilities               18,124         26,445          20,203
                                        ------         ------          ------

Total current liabilities              108,382        117,328          97,190
                                       -------        -------          ------

Long-term debt                          24,000         30,000          53,000
Other liabilities                        8,405          9,043           6,645
                                         -----          -----           -----

Total liabilities                      140,787        156,371         156,835
                                       -------        -------         -------

Shareholders' equity                   282,284        248,816         190,436
                                       -------        -------         -------

Total liabilities and
 shareholders' equity                 $423,071       $405,187        $347,271
                                      ========       ========        ========

